Exhibit 99.2

303 International Circle Suite 200 Hunt Valley, MD 21030	P: 410.427.1700 F: 410.427.8800

PRESS RELEASE – FOR IMMEDIATE RELEASE

Omega Healthcare Investors, Inc. Announces Pricing of Tender Offer

HUNT VALLEY, MARYLAND – March 17, 2021 – Omega Healthcare Investors, Inc. (NYSE: OHI) (“Omega”) announced today the consideration payable in connection with its previously announced tender offer (the “Tender Offer”) to purchase for cash up to an aggregate principal amount of $350 million (the “Aggregate Maximum Tender Amount”) of its 4.375% Senior Notes due 2023 (the “Notes”) as described in the table below.

Title of Note	CUSIP Number	Principal Amount Outstanding	Aggregate Maximum Tender Amount	U.S. Treasury Reference Security	U.S. Treasury Reference Security Yield	Bloomberg Reference Page	Fixed Spread	Early Tender Premium (1)(2)	Applicable Par Call Date	Total Consideration (1)(2)
4.375% Senior Notes due 2023	681936BJ8	$700 million	$350 million	1.625% UST due 5/31/2023	0.204%	FIT5	+50 bps	$30	June 1, 2023	$1,080.09

(1)	Per $1,000 principal amount.

(2)	The Total Consideration for Notes validly tendered prior to or at the Early Tender Time (as defined below) and accepted for purchase is calculated using the applicable Fixed Spread (as set forth in the table above) and is inclusive of the Early Tender Premium (as set forth in the table above).

The Tender Offer was made on the terms and conditions set forth in the Offer to Purchase, dated March 3, 2021, as amended by press release on March 3, 2021 (as the same may be further amended or supplemented, the “Offer to Purchase”). The Tender Offer will expire at 11:59 p.m., New York City Time, at the end of March 30, 2021, unless earlier terminated.

The “Total Consideration” for each $1,000 principal amount of the Notes validly tendered and accepted for purchase pursuant to the Tender Offer was determined in the manner described in the Offer to Purchase by reference to the fixed spread for the Notes specified in the table above plus the yield based on the bid-side price of the U.S. Treasury Reference Security specified in the table above at 10:00 a.m., New York City Time, today.

Only holders of Notes who validly tendered and did not validly withdraw their Notes at or prior to 5:00 p.m., New York City Time, on March 16, 2021 (such date and time, as it may be extended with respect to a Tender Offer, the “Early Tender Time”) are eligible to receive the Total Consideration for such Notes accepted for purchase. Holders of the Notes will also receive accrued and unpaid interest on their Notes validly tendered and accepted for purchase from the last interest payment date up to, but not including, the settlement date. Withdrawal rights for the Notes expired at 5:00 p.m., New York City Time, on March 16, 2021. On March 18, 2021, Omega expects to pay for the Notes that were validly tendered prior to or at the Early Tender Time and that are accepted for purchase.

Because the aggregate principal amount of the Notes validly tendered and not validly withdrawn exceeds the Aggregate Maximum Tender Amount, Omega will not accept for purchase all of the Notes that have been validly tendered and not validly withdrawn and will only accept for purchase the Aggregate Maximum Tender Amount of those Notes. Accordingly, the Notes validly tendered and not validly withdrawn will be subject to proration. The Company will use a proration rate of approximately 79.41% for the Notes. The Notes tendered by a holder will be multiplied by the proration rate and then rounded down to the nearest $1,000 increment; provided that if less than all of a holder’s tendered Notes are accepted for purchase, such holder must continue to hold Notes in the minimum authorized denomination of $2,000 principal amount.

Since the Tender Offer for the Notes was fully subscribed as of the Early Tender Time, Omega will not accept for purchase any Notes validly tendered after the Early Tender Time.

Information Relating to the Tender Offer

Credit Agricole Securities (USA) Inc. is serving as the Lead Dealer Manager for the Tender Offer. Investors with questions regarding the Tender Offer may contact the Lead Dealer Manager by phone at (866) 807-6030 (Toll Free) or (212) 261-7802 (Collect), by email at us.liabilitymanagement@ca-cib.com, or by mail addressed to Credit Agricole Securities (USA) Inc. at 1301 Avenue of the Americas, 17th Floor, New York, NY 10019, Attention: Debt Capital Markets/Liability Management.

None of Omega or its affiliates, their respective boards of directors, the dealer managers, the tender and information agent or the trustee with respect to the Notes is making any recommendation as to whether holders should tender any Notes in response to the Tender Offer, and neither Omega nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Notes, and, if so, the principal amount of Notes to tender.

This press release is for informational purposes only and is not an offer to buy, or the solicitation of an offer to sell, any of the Notes and the Tender Offer does not constitute an offer to buy or the solicitation of an offer to sell the Notes in any jurisdiction or in any circumstances in which such offer or solicitation are unlawful. The full details of the Tender Offer, including complete instructions on how to tender the Notes, are included in the Offer to Purchase. Holders are strongly encouraged to carefully read the Offer to Purchase, including materials incorporated by reference therein, because they contain important information. The Offer to Purchase may be downloaded from Global Bondholder Services Corporation’s website at www.gbsc-usa.com/omega/ or obtained from Global Bondholder Services Corporation, free of charge, by calling toll free at (866) 470-4300 (bankers and brokers can call collect at (212) 430-3774).

About Omega

Omega is a real estate investment trust that invests in the long-term healthcare industry, primarily in skilled nursing and assisted living facilities. Its portfolio of assets is operated by a diverse group of healthcare companies, predominantly in a triple-net lease structure. The assets span all regions within the United States, as well as in the United Kingdom. More information on Omega is available at www.omegahealthcare.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding Omega’s or its tenants’, operators’, borrowers’ or managers’ expected future financial condition, results of operations, cash flows, funds from operations, dividends and dividend plans, financing opportunities and plans, capital markets transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, facility transitions, growth opportunities, continued qualification as a real estate investment trust, plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. These forward-looking statements are inherently uncertain, and actual results may differ from Omega’s expectations.

Omega’s actual results may differ materially from those reflected in such forward-looking statements as a result of a variety of factors, including, among other things: (i) uncertainties relating to the business operations of the operators of Omega’s properties, including those relating to reimbursement by third-party payors, regulatory matters and occupancy levels; (ii) the impact of novel coronavirus (“COVID-19”) on our business and the business of our operators, including without limitation, the extent and duration of the COVID-19 pandemic, increased costs experienced by operators of skilled nursing facilities and assisted living facilities in connection therewith, and the extent to which continued government support may be available to operators to offset such costs and the conditions related thereto; (iii) the ability of our operators to comply with the terms and conditions pursuant to which government support may be available; (iv) the risk Omega may not complete this offering in a timely fashion or at all, and (v) those risks and uncertainties associated with Omega’s business described in its Annual Report on Form 10-K filed on February 28, 2020 and its subsequent filings with the Securities and Exchange Commission. Although Omega believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, Omega can give no assurance that the expectations will be attained or that any deviation will not be material. We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. Accordingly, readers should not place undue reliance on those statements. All forward-looking statements are based upon information available to us on the date of this release. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Contact

Bob Stephenson, CFO, or Matthew Gourmand, SVP Corporate Strategy & Investor Relations, at (410) 427-1700.